UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 17, 2004

Date of Report (Date of earliest event reported)

MICHAEL FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-112714	13-4151741
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Carlson Parkway, Suite 400, Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

(952) 258-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 17, 2004, Michael Foods, Inc. (the “Company”) entered into amendments of the Company’s existing $591.3 million Senior Secured Credit Facility as well as its existing $135.0 million Senior Unsecured Term Loan, both of which are guaranteed by the Company’s parent and each of the Company’s existing and future direct and indirect domestic subsidiaries. The amendments to the Senior Secured Credit Facility and the Senior Unsecured Term Loan were initiated to allow for an offering of 9.75% Senior Discount Notes by the Company’s parent, M-Foods Holdings, Inc., to allow for a return of capital to the existing equityholders of the Company, and to replace the existing term loans outstanding under the term loan facility of the Senior Secured Credit Facility with new term loans in the same amount with lower interest rates.

Item 9.01 (c) – Financial Statements and Exhibits

The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.32	Amendment No. 1 to the Senior Unsecured Term Loan Agreement dated as of September 17, 2004, among Michael Foods, Inc., M-Foods Holdings, Inc., the banks, financial institutions and other institutional lenders parties to the Senior Unsecured Term Loan Agreement and Bank of America, N.A., as administrative agent

10.33	Amendment No. 1 to Credit Agreement dated as of September 17, 2004, among Michael Foods, Inc., M-Foods Holdings, Inc., the banks, financial institutions and other institutional lenders parties to Credit Agreement and Bank of America, N.A., as administrative agent

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL FOODS, INC.

DATE: September 21, 2004	By:	/s/ John D. Reedy
John D. Reedy
Executive Vice President and
Chief Financial Officer

3

Exhibit Index

Exhibit Number	Description of Exhibit
10.32	Amendment No. 1 to the Senior Unsecured Term Loan Agreement dated as of September 17, 2004, among Michael Foods, Inc., M-Foods Holdings, Inc., the banks, financial institutions and other institutional lenders parties to the Senior Unsecured Term Loan Agreement and Bank of America, N.A., as administrative agent.

10.33	Amendment No. 1 to Credit Agreement dated as of September 17, 2004, among Michael Foods, Inc., M-Foods Holdings, Inc., the banks, financial institutions and other institutional lenders parties to Credit Agreement and Bank of America, N.A., as administrative agent.

4